                                                                  EXHIBIT 11.1

                                MARITRANS INC.
                   COMPUTATION OF EARNINGS PER COMMON SHARE
                           YEARS ENDED DECEMBER 31*

                                                                1996           1995
                                                            ------------   ------------
Primary:
     Income:
          Net income  ...................................   $ 5,249,000    $ 4,981,000
                                                            ============   ============
     Shares:
          Weighted average number of common shares
             outstanding ................................    11,828,422     12,150,380
                                                            ============   ============
Primary income per common share  ........................   $     .4438    $     .4099
                                                            ============   ============

Assuming full dilution:
     Income:
          Net income  ...................................   $ 5,249,000    $ 4,981,000
                                                            ============   ============
     Shares:
          Weighted average number of common shares
             outstanding ................................    11,828,422     12,150,380
          Assuming exercise of options reduced by the
             number of shares which could have been
             purchased with the proceeds from the
             exercise of such options ...................       117,942        118,890
                                                            ------------   ------------
          Weighted average number of common shares
             outstanding as adjusted ....................    11,946,364     12,269,270
                                                            ============   ============
Net income per common share

Fully diluted income per common share  ..................   $     .4394#    $     .4060#
                                                            ============   ============


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 * See notes 1 and 4 of the notes to the consolidated financial statements.

# This calculation is submitted in accordance with Regulation S-K item
  601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3 percent.